Exhibit 28(b)

                             SUBSCRIPTION AGREEMENT

SUMMA METALS CORP.
28281 Crown Valley Parkway
Suite 225
Laguna Nigel, CA  92677-1461

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ Units of Common Stock of Summa Metals Corp. (the "Company") at a price of $6.00 per Unit (the "Subscription Price")

Purchaser hereby confirms the subscription for and purchase of said number of Units and hereby agrees to pay herewith the Subscription Price for such Units.



MAKE CHECK PAYABLE TO: Bank One, Arizona, N.A./Summa Metals Corp.
                       Escrow Account


Executed this        day of               , 1999 at

Street Address

                    City                     State                 Zip Code

Signature of Purchaser

Printed Name of Purchaser

Social Security Number/
Tax I.D.

Number of Shares Purchased

Total Subscription Price

Form of Payment: Cash
                     --------------------
                 Check#
                       ------------------
                 Other
                      -------------------

ACCEPTED THIS          DAY OF               , 1999

                                                              SUMMA METALS CORP.


                                                      BY:
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